EXHIBIT 99.1







CONSOLIDATED FINANCIAL STATEMENTS
Financial Guaranty Insurance Company and Subsidiaries
December 31, 2005
with Report of Independent Auditors

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Financial Statements


                                December 31, 2005




                                    Contents

Report of Registered Public Accounting Firm...........................    1

Consolidated Balance Sheets...........................................    2
Consolidated Statements of Income.....................................    3
Consolidated Statements of Stockholder's Equity.......................    4
Consolidated Statements of Cash Flows.................................    5
Notes to Consolidated Financial Statements............................    6

             Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder
Financial Guaranty Insurance Company

We have audited the accompanying consolidated balance sheets of Financial Guaranty Insurance Company and Subsidiaries (the "Company") as of December 31, 2005 and 2004, and the related consolidated statements of income, stockholder's equity and cash flows for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and from January 1, 2003 through December 17, 2003, in conformity with U.S. generally accepted accounting principles.


                                                          /s/ Ernst & Young LLP


New York, New York
January 23, 2006

              Financial Guaranty Insurance Company and Subsidiaries

                           Consolidated Balance Sheets

                (Dollars in thousands, except per share amounts)


                                                                                   December 31
                                                                             2005               2004
                                                                      --------------------------------------
Assets
Fixed maturity securities, at fair value (amortized cost of
   $3,277,291 in 2005 and $2,921,320 in 2004)                            $  3,258,738       $  2,938,856
Short-term investments                                                        159,334            140,473
                                                                      --------------------------------------
Total investments                                                           3,418,072          3,079,329

Cash and cash equivalents                                                      45,077             69,292
Accrued investment income                                                      42,576             36,580
Reinsurance recoverable on losses                                               3,271              3,054
Prepaid reinsurance premiums                                                  110,636            109,292
Deferred policy acquisition costs                                              63,330             33,835
Receivable from related parties                                                 9,539                802
Property and equipment, net of accumulated depreciation
   of $885 in 2005 and $164 in 2004                                             3,092              2,408
Prepaid expenses and other assets                                              10,354              7,826
Federal income taxes receivable                                                 2,158                  -
                                                                      --------------------------------------
Total assets                                                             $  3,708,105       $  3,342,418
                                                                      ======================================

Liabilities and stockholder's equity
Liabilities:
   Unearned premiums                                                     $  1,201,163       $  1,043,334
   Loss and loss adjustment expenses                                           54,812             39,181
   Ceded reinsurance balances payable                                           1,615              3,826
   Accounts payable, accrued expenses and other liabilities                    36,359             22,874
   Payable for securities purchased                                                 -              5,715
   Capital lease obligations                                                    4,262              6,446
   Federal income taxes payable                                                     -              4,401
   Deferred income taxes                                                       42,463             38,765
                                                                      --------------------------------------
Total liabilities                                                           1,340,674          1,164,542
                                                                      --------------------------------------

Stockholder's equity:
   Common stock, par value $1,500 per share; 10,000 shares
     authorized, issued and outstanding                                        15,000             15,000
   Additional paid-in capital                                               1,894,983          1,882,772
   Accumulated other comprehensive (loss) income, net of tax                  (13,597)            15,485
   Retained earnings                                                          471,045            264,619
                                                                      --------------------------------------
Total stockholder's equity                                                  2,367,431          2,177,876
                                                                      --------------------------------------
Total liabilities and stockholder's equity                               $  3,708,105       $  3,342,418
                                                                      ======================================

See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                        Consolidated Statements of Income

                             (Dollars in thousands)


                                                              Successor                        Predecessor
                                        ---------------------------------------------------   ------------
                                                                              Period from      Period from
                                                                             December 18,      January 1,
                                                                                 2003             2003
                                           Year ended        Year ended    through December      through
                                          December 31,      December 31,          31,         December 17,
                                              2005              2004             2003             2003
                                        ---------------------------------------------------------------------
Revenues:
   Gross premiums written                   $ 410,202         $  323,575       $ 12,213         $   248,112
   Reassumed ceded premiums                         -              4,959          6,300              14,300
   Ceded premiums written                     (29,148)           (14,656)           (39)            (14,852)
                                        ---------------------------------------------------------------------
   Net premiums written                       381,054            313,878         18,474             247,560
   Increase in net unearned premiums         (156,485)          (138,929)        (9,892)           (105,811)
                                        ---------------------------------------------------------------------
Net premiums earned                           224,569            174,949          8,582             141,749

Net investment income                         117,072             97,709          4,269             112,619
Net realized gains                                101                559              -              31,506
Net mark-to-market losses on credit
   derivative contracts                          (167)                 -              -                   -
Other income                                      762                736             44                 580
                                        ---------------------------------------------------------------------
Total revenues                                342,337            273,953         12,895             286,454

Expenses:
   Loss and loss adjustment expenses           18,506              5,922            236              (6,757)
   Underwriting expenses                       82,064             73,426          7,622              54,481
   Policy acquisition costs deferred          (38,069)           (32,952)        (2,931)            (23,641)
   Amortization of deferred policy
     acquisition costs                          8,302              2,038             10              15,563
                                        ---------------------------------------------------------------------
Total expenses                                 70,803             48,434          4,937              39,646
                                        ---------------------------------------------------------------------

Income before income tax expense
   (benefit)                                  271,534            225,519          7,958             246,808

Income tax expense (benefit):
   Current                                     32,370             42,510          1,191              57,071
   Deferred                                    32,738             12,923            573              (1,612)
                                        ---------------------------------------------------------------------
Total income tax expense                       65,108             55,433          1,764              55,459
                                        ---------------------------------------------------------------------
Income before extraordinary item              206,426            170,086          6,194             191,349
Extraordinary gain                                  -                  -         13,852                   -
                                        ---------------------------------------------------------------------
Net income                                  $ 206,426         $  170,086       $ 20,046         $   191,349
                                        =====================================================================


See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                 Consolidated Statements of Stockholder's Equity

                             (Dollars in thousands)

                                                                               Accumulated Other
                                                                 Additional      Comprehensive
                                                     Common       Paid-in       (Loss) Income,       Retained
                                                     Stock        Capital         Net of Tax         Earnings        Total
                                                     ----------------------------------------------------------------------------
Predecessor
Balance at January 1, 2003                            $ 15,000     $  383,511      $  49,499        $ 1,740,885    $  2,188,895
Net income                                                   -              -              -            191,349         191,349
Other comprehensive income (loss):
   Change in fixed maturities available-for-sale             -              -           (424)                 -            (424)
   Change in foreign currency translation adjustment         -              -          4,267                  -           4,267
                                                                                                                    -------------
Total comprehensive income                                                                                              195,192
Dividends declared                                           -              -              -           (284,300)       (284,300)
                                                     ----------------------------------------------------------------------------
Balance at December 17, 2003                            15,000        383,511         53,342          1,647,934       2,099,787
Successor
Purchase accounting adjustments                              -      1,474,261        (53,342)        (1,573,447)       (152,528)
Net income                                                   -              -              -             20,046          20,046
Other comprehensive income:
   Change in fixed maturities available-for-sale             -              -          2,059                  -           2,059
                                                                                                                    -------------
Total comprehensive income                                                                                               22,105
Balance at December 31, 2003                            15,000      1,857,772          2,059             94,533       1,969,364
                                                     ----------------------------------------------------------------------------
Net income                                                   -            -                -            170,086         170,086
Other comprehensive income:
   Change in fixed maturities available-for-sale             -            -            9,340                 -            9,340
   Change in foreign currency translation adjustment         -            -            4,086                 -            4,086
                                                                                                                    -------------
Total comprehensive income                                                                                              183,512
Capital contribution                                         -         25,000              -                 -           25,000
                                                     ----------------------------------------------------------------------------
Balance at December 31, 2004                            15,000      1,882,772         15,485            264,619       2,177,876
Net income                                                   -            -                -            206,426         206,426
Other comprehensive loss:
   Change in fixed maturities available-for-sale             -            -          (23,550)                -          (23,550)
   Change in foreign currency translation adjustment         -            -           (5,532)                -           (5,532)
                                                                                                                    -------------
Total comprehensive income                                                                                              177,344
Capital contribution                                         -         12,211              -                 -           12,211
                                                     ----------------------------------------------------------------------------
Balance at December 31, 2005                          $ 15,000     $1,894,983      $ (13,597)       $   471,045    $  2,367,431
                                                     ============================================================================


See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                      Consolidated Statements of Cash Flows

                             (Dollars in thousands)

                                                                         Successor                      Predecessor
                                                       ----------------------------------------------- ---------------
                                                                                        Period from     Period from
                                                                                       December 18,     January 1,
                                                                                           2003            2003
                                                        Year ended      Year ended        through         through
                                                       December 31,    December 31,    December 31,    December 17,
                                                           2005            2004            2003            2003
                                                      ----------------------------------------------------------------
Operating activities
Net income                                              $  206,426      $  170,086       $  20,046      $  191,349
Adjustments to reconcile net income to net cash
  provided by operating activities:
     Extraordinary gain                                                          -         (13,852)              -
     Amortization of deferred policy acquisition
      costs                                                  8,574           2,038              10          15,563
     Policy acquisition costs deferred                     (38,069)        (32,952)         (2,931)        (23,641)
     Depreciation of property and equipment                    721             164               -              22
     Amortization of fixed maturity securities              31,504          37,013             693          21,129
     Amortization of short-term investments                    481              29
     Net realized gains on investments                        (101)           (559)              -         (31,506)
     Change in accrued investment income and
      prepaid expenses and other assets                     (8,504)         (5,545)         (5,065)          6,292
     Change in net mark-to-market losses on
      credit derivative contracts                              167               -               -               -
     Change in federal income taxes receivable                   -             126            (172)         (2,407)
     Change in reinsurance recoverable on losses              (217)          5,011            (104)            410
     Change in prepaid reinsurance premiums                 (1,344)         14,476           7,432          19,725
     Changes in other reinsurance receivables                    -           5,295          (5,295)              -
     Change in receivable from related parties              (8,737)          8,957             (76)         (9,811)
     Change in unearned premiums                           157,829         124,452           2,460          86,250
     Change in loss and loss adjustment expenses            15,631          (1,286)            236          (7,644)
     Change in ceded reinsurance balances payable
      and accounts payable and accrued expenses              8,923           7,348           6,485           1,804
     Change in current federal income taxes
      payable                                               (6,559)          4,401               -         (97,477)
     Change in deferred federal income taxes                19,252          12,923             573          (1,612)
                                                      ----------------------------------------------------------------
Net cash provided by operating activities                  385,977         351,977          10,440         168,446
                                                      ----------------------------------------------------------------
Investing activities
Sales and maturities of fixed maturity securities          122,638         284,227           1,780       1,028,103
Purchases of fixed maturity securities                    (520,089)       (546,028)              -        (877,340)
Purchases, sales and maturities of short-term
  investments, net                                         (19,342)       (126,125)        (12,736)         41,504
Receivable for securities sold                                 (20)            170             538             283
Payable for securities purchased                            (5,715)          5,715               -          (5,333)
Purchase of fixed assets                                    (1,405)         (2,572)              -               -
                                                      ----------------------------------------------------------------
Net cash (used in) provided by investing                  (423,933)       (384,613)        (10,418)        187,217
  activities
                                                      ----------------------------------------------------------------

Financing activities
Capital contribution                                        12,211          25,000               -               -
Dividends paid to common stockholders                            -               -               -        (284,300)
                                                      ----------------------------------------------------------------
Net cash provided by (used in) financing                    12,211          25,000               -        (284,300)
activities
                                                      ----------------------------------------------------------------
Effect of exchange rate changes on cash                      1,530          (1,717)              -               -
                                                      ----------------------------------------------------------------
Net (decrease) increase in cash and cash                   (24,215)         (9,353)             22          71,363
equivalents
Cash and cash equivalents at beginning of period            69,292          78,645          78,623           7,260
                                                      ----------------------------------------------------------------
Cash and cash equivalents at end of period              $   45,077      $   69,292       $  78,645      $   78,623
                                                      ================================================================
Supplemental disclosure of cash flow information
Income taxes paid                                       $   49,613      $   40,890       $       -      $  156,800
                                                      ================================================================


See accompanying notes to consolidated financial statements.

              Financial Guaranty Insurance Company and Subsidiaries

                   Notes to Consolidated Financial Statements

                                December 31, 2005
                (Dollars in thousands, except per share amounts)


1. Business and Organization

Financial Guaranty Insurance Company (the "Company") is a wholly owned subsidiary of FGIC Corporation ("FGIC Corp."). The Company provides financial guaranty insurance and other forms of credit enhancement for public finance and structured finance obligations. The Company began insuring public finance obligations in 1984 and structured finance obligations in 1988. The Company's financial strength is rated "Aaa" by Moody's Investors Service, Inc., "AAA" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., and "AAA" by Fitch Ratings, Inc. The Company is licensed to engage in writing financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands, and, through a branch, in the United Kingdom. In addition, a United Kingdom subsidiary of the Company is authorized to write financial guaranty business in the United Kingdom and has passport rights to write business in other European Union member countries. FGIC Corp. and the Company have formed subsidiaries to facilitate geographic and business expansion.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. ("PMI"), affiliates of the Blackstone Group L.P. ("Blackstone"), affiliates of the Cypress Group L.L.C. ("Cypress") and affiliates of CIVC Partners L.P. ("CIVC"), collectively, the "Investor Group", completed the acquisition of FGIC Corp. from a subsidiary of General Electric Capital Corporation ("GE Capital") in a transaction valued at approximately $2,200,000 (the "Transaction"). GE Capital retained 2,346 shares of FGIC Corp. Senior Preferred Mandatorily Convertible Modified Preferred Stock ("Senior Preferred Shares") with an aggregate liquidation preference of $234,600, and approximately 5% of FGIC Corp.'s outstanding common stock. PMI is the largest stockholder of FGIC Corp., owning approximately 42% of its common stock at December 31, 2005 and 2004. Blackstone, Cypress and CIVC own approximately 23%, 23% and 7% of FGIC Corp.'s common stock, respectively, at December 31, 2005 and 2004.

2. Basis of Presentation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances have been eliminated in consolidation.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


2. Basis of Presentation (continued)

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States ("GAAP") requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and the accompanying notes. Actual results could differ from those estimates.

The accompanying financial statements have been prepared on the basis of GAAP, which differs in certain respects from the accounting practices prescribed or permitted by the New York State Insurance Department (see Note 4). Certain 2004 and 2003 information has been reclassified to conform to the 2005 presentation.

3. Summary of Significant Accounting Policies

The Company's significant accounting policies are as follows:

a. Investments

All the Company's fixed maturity securities are classified as available-for-sale and are recorded on the trade date at fair value. Unrealized gains and losses are recorded as a separate component of accumulated other comprehensive (loss) income, net of applicable income taxes, in the consolidated statements of stockholders' equity. Short-term investments are carried at cost, which approximates fair value.

Bond discounts and premiums are amortized over the remaining term of the securities. Realized gains or losses on the sale of investments are determined based on the specific identification method.

Securities that have been determined to be other than temporarily impaired are reduced to realizable value, establishing a new cost basis, with a charge to realized loss at such date.

b. Cash and Cash Equivalents

The Company considers all bank deposits, highly liquid securities and certificates of deposit with maturities of three months or less at the date of purchase to be cash equivalents. These cash equivalents are carried at cost, which approximates fair value.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

c. Premium Revenue Recognition

Premiums are received either up-front or over time on an installment basis. The premium collection method is determined at the time the policy is issued. Up-front premiums are paid in full at the inception of the policy and are earned over the period of risk in proportion to the total amount of principal and interest amortized in the period as a proportion of the original principal and interest outstanding. Installment premiums are collected periodically and are reflected in income pro-rata over the period covered by the premium payment, including premiums received on credit default swaps (see Note 6). Unearned premiums represent the portion of premiums received applicable to future periods on insurance policies in force. When an obligation insured by the Company is refunded prior to the end of the expected policy coverage period, any remaining unearned premium is recognized at that time. A refunding occurs when an insured obligation is called or legally defeased prior to stated maturity. Premiums earned on advanced refundings were $54,795, $42,695, $5,013 and $39,858 for the years ended December 31, 2005 and 2004 and the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively.

Ceded premiums are recognized in a manner consistent with the premium earned on the underlying policies.

d. Policy Acquisition Costs

Policy acquisition costs include only those expenses that relate directly to and vary with premium production. Such costs include compensation of employees involved in marketing, underwriting and policy issuance functions, rating agency fees, state premium taxes and certain other expenses. In determining policy acquisition costs, the Company must estimate and allocate the percentage of its costs and expenses that are attributable to premium production, rather than to other activities. Policy acquisition costs, net of ceding commission income on premiums ceded to reinsurers, are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses, future maintenance costs on the in-force business and net investment income are considered in determining the recoverability of acquisition costs.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

e. Loss and Loss Adjustment Expenses

Provision for loss and loss adjustment expenses fall into two categories: case reserves and watchlist reserves. Case reserves are established for the value of estimated losses on particular insured obligations that are presently or likely to be in payment default and for which future loss is probable and can be reasonably estimated. These reserves represent an estimate of the present value of the anticipated shortfall between (1) payments on insured obligations plus anticipated loss adjustment expenses and (2) anticipated cash flow from, and proceeds to be received on, sales of any collateral supporting the obligation and/or other anticipated recoveries. The discount rate used in calculating the net present value of estimated losses is based upon the risk-free rate for the time period of the anticipated shortfall. As of December 31, 2005 and 2004, discounted case-basis loss and loss adjustment expense reserves totaled $33,328 and $15,700, respectively. Loss and loss adjustment expenses included amounts discounted at an approximate interest rate of 4.5% in 2005 and 2004. The amount of the discount at December 31, 2005 and 2004 was $15,015 and $2,500, respectively.

The Company establishes watchlist reserves to recognize the potential for claims against the Company on insured obligations that are not presently in payment default, but which have migrated to an impaired level, where there is a substantially increased probability of default. These reserves reflect an estimate of probable loss given evidence of impairment, and a reasonable estimate of the amount of loss given default. The methodology for establishing and calculating the watchlist reserve relies on a categorization and assessment of the probability of default, and loss severity in the event of default, of the specifically identified impaired obligations on the watchlist based on historical trends and other factors. The watchlist reserve is adjusted as necessary to reflect changes in the loss expectation inherent in the group of impaired credits. As of December 31, 2005 and 2004, such reserves were $21,484 and $23,500, respectively.

The reserve for loss and loss adjustment expenses is reviewed regularly and updated based on claim payments and the results of ongoing surveillance. The Company conducts ongoing insured portfolio surveillance to identify all impaired obligations and thereby provide a materially complete recognition of losses for each accounting period. The reserves are necessarily based upon estimates and subjective judgments about the outcome of future events, and actual results will likely differ from these estimates.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

Reinsurance recoverable on losses is calculated in a manner consistent with the calculation loss and loss adjustment expenses.

f. Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

Deferred tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period in which a change occurs.

The Company is a financial guaranty insurance writer and is permitted a tax deduction, subject to certain limitations under Section 832(e) of the Internal Revenue Code, for amounts required to be set aside in statutory contingency reserves by state law or regulation. The deduction is allowed only to the extent the Company purchases U.S. Government non-interest bearing tax and loss bonds in an amount equal to the tax benefit attributable to such deductions. Purchases of tax and loss bonds are recorded as a reduction of current tax expense. For the years ended December 31, 2005 and 2004, the Company purchased $13,565 and $10,810, respectively, of tax and loss bonds. For the period from January 1, 2003 through December 17, 2003, there were no tax and loss bonds purchased and $102,540 of tax and loss bonds were redeemed.

g. Property and Equipment

Property and equipment consists of office furniture, fixtures, computer equipment and software and leasehold improvements that are reported at cost less accumulated depreciation. Office furniture and fixtures are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service lives or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

h. Goodwill

In accounting for the Transaction in 2003, the Company applied purchase accounting, as prescribed by Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations ("SFAS 141") and Securities and Exchange Commission Staff Accounting Bulletin 54. Under these accounting methods, the purchase price was pushed down into the accompanying consolidated financial statements, with the difference between the purchase price and the sum of the fair value of tangible and identifiable intangible assets acquired less liabilities assumed resulting in negative goodwill of $27,300 at December 18, 2003. In accordance with SFAS 141, the Company reduced the value assigned to non-financial assets, and the remaining negative goodwill of $13,852 was recorded as an extraordinary gain in the consolidated statement of income.

As a result of the purchase accounting, effective December 18, 2003, the basis of the Company's assets and liabilities changed, necessitating the presentation of Predecessor Company and Successor Company columns in the consolidated statements of income, stockholder's equity and cash flows.

i. Foreign Currency Translation

The Company has an established foreign branch and three subsidiaries in the United Kingdom and insured exposure from a former branch in France. The Company has determined that the functional currencies of these operations are their local currencies. Accordingly, the assets and liabilities of these operations are translated into U.S. dollars at the rates of exchange at December 31, 2005 and 2004, and revenues and expenses are translated at average monthly exchange rates. The cumulative translation (loss) gain at December 31, 2005 and 2004 was $(1,446) and $4,086, respectively, net of tax benefit (expense) of $723 and $(2,200), respectively, and is reported as a separate component of accumulated other comprehensive income in the consolidated statements of stockholder's equity.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)



3. Summary of Significant Accounting Policies (continued)

j. Stock Compensation Plan

The Company has an incentive stock plan that provides for stock-based compensation, including stock options, restricted stock awards and restricted stock units of FGIC Corp. Stock options are granted for a fixed number of shares with an exercise price equal to or greater than the fair value of the shares at the date of the grant. Restricted stock awards and restricted stock units are valued at the fair value of the stock on the grant date, with no cost to the grantee. FGIC Corp. accounts for stock-based compensation using the intrinsic value method under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, if the exercise price is equal to the fair value of the shares at the date of the grant, no compensation expense related to stock options is allocated to the Company by FGIC Corp. For grants to employees of the Company of restricted stock and restricted stock units, unearned compensation, equivalent to the fair value of the shares at the date of grant, is allocated to the Company. The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS 123"), as amended.

Had FGIC Corp. determined compensation expense for stock options granted to employees and management based on the fair value of the options at the grant dates consistent with the method of accounting under SFAS 123, the Company's estimated pro forma net income would have been as follows:

                                                                                        Period from
                                                                                        December 18,
                                                                                            2003
                                                                                          through
                                                     Year ended        Year ended       December 31,
                                                  December 31, 2005 December 31, 2004       2003
                                                  -----------------------------------------------------
Reported net income                                    $    206,426      $    170,086      $20,046
Add: Allocated stock-based compensation
   related to restricted stock units, net of
   tax included in reported net income                           29                49            -
Less: Allocated total stock-based compensation
   determined under the fair value method for
   all awards, net of tax                                    (2,138)           (1,249)         (40)
                                                  -----------------------------------------------------
Pro forma net income                                   $    204,317      $    168,886    $  20,006
                                                  =====================================================


There were no stock options prior to December 18, 2003.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

k. Variable Interest Entities

Financial Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46-R") provides accounting and disclosure rules for determining whether certain entities should be consolidated in the Company's consolidated financial statements. An entity is subject to FIN 46-R, and is called a Variable Interest Entity ("VIE"), if it has (i) equity that is insufficient to permit the entity to finance its activities without additional subordinated financial support or
(ii) equity investors that cannot make significant decisions about the entity's operations or that do not absorb the majority of expected losses or receive the majority of expected residual returns of the entity. A VIE is consolidated by its primary beneficiary, which is the party that has a majority of the expected losses or a majority of the expected residual returns of the VIE, or both. FIN 46-R requires disclosures for companies that have either a primary or significant variable interest in a VIE. All other entities not considered VIEs are evaluated for consolidation under SFAS No. 94, Consolidation of all Majority-Owned Subsidiaries.

As part of its structured finance business, the Company insures debt obligations or certificates issued by special purpose entities. The Company has evaluated the transactions, and does not believe any such transactions require consolidation or disclosure under FIN 46-R.

During 2004, FGIC arranged the issuance of contingent preferred trust securities by a group of special purpose trusts. These trusts are considered VIEs under FIN 46-R. However, the Company is not considered a primary beneficiary and therefore is not required to consolidate the trusts (see Note 16).

l. Derivatives

The Financial Accounting Standards Board ("FASB") issued and subsequently amended SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). Under SFAS 133, as amended, all derivative instruments are recognized on the consolidated balance sheet at their fair value, and changes in fair value are recognized immediately in earnings unless the derivatives qualify as hedges.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

In 2005, the Company sold credit default swaps ("CDS") to certain buyers of credit protection. It considers these agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. Changes in fair value are recorded in net mark-to-market gains (losses) on credit derivative instruments in the consolidated statements of income and in other assets or other liabilities in the consolidated balance sheets. The Company uses dealer-quoted market values, when available, to determine fair value. If market prices are not available, management uses internally developed estimates of fair value.

m. New Accounting Pronouncements

On December 16, 2004, FASB issued SFAS 123(R) which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair values. Following the effective date, pro forma disclosure is no longer an alternative. In April 2005, the SEC announced the adoption of a rule allowing public companies to defer the adoption of SFAS 123(R) until the beginning of their fiscal years beginning after June 15, 2005. Non-public entities will be required to adopt the provisions of the new standard in fiscal years beginning after December 15, 2005.

Under SFAS 123(R), the Company must determine the transition method to be used at the date of adoption, the appropriate fair value model to be used for valuing share-based payments and the amortization method for compensation cost. The transition methods include retroactive and prospective adoption options. Under the retroactive option, prior periods may be restated either as of the beginning of the year of adoption or for all periods presented. The prospective method requires that compensation expense be recorded for all outstanding share-based awards for which the requisite service has not yet been rendered. The retroactive method would record compensation for all unvested stock options and restricted stock beginning with the first period restated. The Company anticipates adopting the prospective method and expects that the adoption of SFAS 123(R) will have an impact similar to the current pro forma disclosure for existing options under SFAS 123(R). In addition, the Company does not expect that the expense associated with future grants (assuming grant levels consistent with 2005) derived from the fair value model selected will have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


3. Summary of Significant Accounting Policies (continued)

n. Review of Financial Guaranty Industry Accounting Practices

The FASB staff is considering whether additional accounting guidance is necessary to address loss reserving and certain other practices in the financial guaranty industry. SFAS No. 60, Accounting and Reporting by Insurance Enterprises, was developed prior to the emergence of the financial guaranty industry. As it does not specifically address financial guaranty contracts, there has been diversity in the accounting for these contracts. In 2005, the FASB added a project to consider accounting by insurers for financial guaranty insurance. The objective of the project is to develop an accounting model for financial guaranty contracts issued by insurance companies that are not accounted for as derivative contracts under SFAS 133. A financial guaranty contract guarantees the holder of a financial obligation the full and timely payment of principal and interest when due and is typically issued in conjunction with municipal bond offerings and certain structured finance transactions. The goal of this project is to develop a single model for all industry participants to apply.

The FASB is expected to meet in 2006 to consider the accounting model for issuers of financial guaranty insurance. Proposed and final pronouncements are expected to be issued in 2006. When the FASB reaches a conclusion on this issue, the Company, along with other companies in the financial guaranty industry, may be required to change certain aspects of accounting for loss reserves, premium income and deferred acquisition costs. It is not possible to predict the impact the FASB's review may have on the Company's accounting practices.

4. Statutory Accounting Practices

Statutory-basis surplus of the Company at December 31, 2005 and 2004 was $1,162,904 and $1,172,600, respectively. Statutory-basis net income (loss) for the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003, and January 1, 2003 through December 17, 2003 was $192,009, $144,100, $(1,669), and $180,091, respectively.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


5. Investments

The amortized cost and fair values of investments in fixed maturity securities and short-term investments classified as available-for-sale are as follows:

                                                            Gross          Gross
                                         Amortized        Unrealized     Unrealized
                                            Cost            Gains          Losses        Fair Value
                                       ---------------------------------------------------------------
At December 31, 2005
 Obligations of states and political
   subdivisions                          $ 2,777,807      $  12,718       $  26,410      $ 2,764,115
 Asset- and mortgage-backed securities       209,148            135           3,490          205,793
 U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies                 148,785          1,387           2,036          148,136
 Corporate bonds                              91,422            501           1,486           90,437
 Debt securities issued by foreign
   governments                                30,930            345               5           31,270
 Preferred stock                              19,199            427             639           18,987
                                       ---------------------------------------------------------------
 Total fixed maturity securities           3,277,291         15,513          34,066        3,258,738
 Short-term investments                      159,334              -               -          159,334
                                       ---------------------------------------------------------------
 Total investments                       $ 3,436,625      $  15,513       $  34,066      $ 3,418,072
                                       ===============================================================

                                                            Gross          Gross
                                          Amortized      Unrealized      Unrealized
                                            Cost            Gains          Losses        Fair Value
                                       ---------------------------------------------------------------
At December 31, 2004
 Obligations of states and political
   subdivisions                          $ 2,461,087      $  19,569       $   3,090      $ 2,477,566
 Asset- and mortgage-backed securities       214,895          1,267             695          215,467
 U.S. Treasury securities and
   obligations of U.S. Government
   corporations and agencies                 131,771            559             943          131,387
 Corporate bonds                              54,655            663             236           55,082
 Debt securities issued by foreign
   governments                                39,713            176              21           39,868
 Preferred stock                              19,199            311              24           19,486
                                       ---------------------------------------------------------------
 Total fixed maturities                    2,921,320         22,545           5,009        2,938,856
 Short-term investments                      140,473              -               -          140,473
                                       ---------------------------------------------------------------
 Total investments                       $ 3,061,793      $  22,545       $   5,009      $ 3,079,329
                                       ===============================================================


              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


5. Investments (continued)

The following table shows gross unrealized losses and the fair value of fixed maturity securities, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, at December 31, 2005:

                                     Less Than 12 Months       12 Months or More             Total
                                   -------------------------------------------------------------------------
                                       Fair     Unrealized     Fair     Unrealized      Fair     Unrealized
                                      Value       Losses      Value       Losses       Value       Losses
                                   -------------------------------------------------------------------------
Obligations of states and           $1,622,119     $16,646   $463,156    $ 9,764     $2,085,275    $26,410
   political subdivisions
Asset- and mortgage-backed
   securities                          133,196       1,839     56,824      1,651        190,020      3,490
U.S. Treasury securities and
   obligations of U.S. government
   corporations and agencies            47,872         520     76,380      1,516        124,252      2,036
Other                                   42,379         690     28,026        801         70,405      1,491
Preferred stock                         12,860         639          -          -         12,860        639
                                   -------------------------------------------------------------------------
Total temporarily impaired          $1,858,426     $20,334   $624,386    $13,732     $2,482,812    $34,066
   securities
                                   =========================================================================


The unrealized losses in the Company's investments were caused by interest rate increases. The Company evaluated the credit ratings of these securities and noted no deterioration. Because the decline in market value is attributable to changes in interest rates and not credit quality and because the Company has the ability and intent to hold these investments until a recovery of fair value, which may be maturity, the Company did not consider these investments to be other than temporarily impaired at December 31, 2005.

Investments in fixed maturity securities carried at fair value of $4,625 and $4,049 as of December 31, 2005 and 2004, respectively, were on deposit with various regulatory authorities as required by law.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


5. Investments (continued)

The amortized cost and fair values of investments in fixed maturity securities, available-for-sale at December 31, 2005, are shown below by contractual maturity date. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                            Amortized             Fair
                                              Cost                Value
                                       -------------------------------------

Due one year later or less             $       77,668      $       77,071
Due after one year through five years         472,292             463,162
Due after five years through ten years      1,463,806           1,448,990
After ten years                             1,263,525           1,269,515
                                       -------------------------------------
Total                                  $    3,277,291      $    3,258,738
                                       =====================================

For the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, proceeds from sales of available-for-sale securities were $31,380, $178,030, $0, and $855,761 respectively. For the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, gross gains of $185, $1,900, $0, and $31,700, respectively, and gross losses of $84, $1,300, $0, and $200, respectively, were realized on such sales.

Net investment income of the Company was derived from the following sources:


                                                                    Successor                        Predecessor
                                               ---------------------------------------------------- ---------------
                                                                                    Period from      Period from
                                                                                     December          January
                                                                                     18, 2003          1, 2003
                                                  Year ended       Year ended    through December      through
                                                 December 31,     December 31,          31,         December 17,
                                                     2005             2004             2003             2003
                                              ---------------------------------------------------------------------

   Income from fixed maturity securities        $    112,616          $  97,720      $  4,294         $   111,075
   Income from short-term investments                  6,801              1,450            12               2,326
                                              ---------------------------------------------------------------------
   Total investment income                           119,417             99,170         4,306             113,401
   Investment expenses                                (2,345)            (1,461)          (37)               (782)
                                              ---------------------------------------------------------------------
   Net investment income                        $    117,072          $  97,709      $  4,269         $   112,619
                                              =====================================================================


              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


5. Investments (continued)

As of December 31, 2005, the Company did not have more than 3% of its investment portfolio concentrated in a single issuer or industry; however, the Company had the following investment concentrations by state:

                                               Fair Value
                                           -------------------

New York                                     $      302,290
Florida                                             220,150
Texas                                               217,145
New Jersey                                          193,315
Massachusetts                                       169,635
Illinois                                            155,922
California                                          139,742
Michigan                                            113,040
                                           -------------------
                                                  1,511,239

All other states                                  1,326,785
All other investments                               580,048
                                           -------------------
Total investments                            $    3,418,072
                                           ===================

6. Derivative Instruments

The Company provides CDSs to certain buyers of credit protection by entering into contracts that reference collateralized debt obligations from cash and synthetic structures backed by pools of corporate, consumer or structured finance debt. It also offers credit protection on other public finance and structured finance obligations in CDS form. The Company considers these agreements to be a normal extension of its financial guaranty insurance business, although they are considered derivatives for accounting purposes. These agreements are recorded at fair value. The Company believes that the most meaningful presentation of the financial statement impact of these derivatives is to reflect premiums as installments are received, and to record losses and loss adjustment expenses and changes in fair value as incurred. The Company recorded $3,036 of net earned premium, $0 in losses and loss adjustment expenses, and net mark-to-market losses of $167 in changes in fair value under these agreements for the year ended December 31, 2005.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


6. Derivative Instruments (continued)

The gains or losses recognized by recording these contracts at fair value are determined each quarter based on quoted market prices, if available. If quoted market prices are not available, the determination of fair value is based on internally developed estimates. Management applies judgments to estimate fair value which are based on changes in expected loss of the underlying assets as well as changes in current market prices for similar products.

Consideration is given to current market spreads and on evaluation of the current performance of the assets. The Company does not believe that the fair value adjustments are an indication of potential claims under the Company's guarantees. The inception-to-date net mark-to-market loss on the CDS portfolio was $167 at December 31, 2005 and was recorded in other liabilities.

7. Income Taxes

For periods subsequent to the closing date of the Transaction, the Company files its own consolidated federal income tax returns with FGIC Corp. The method of allocation between FGIC Corp. and its subsidiaries is determined under a tax sharing agreement approved by FGIC Corp.'s Board of Directors and the New York State Insurance Department, and is based upon a separate return calculation. For periods ended on or prior to December 18, 2003, the Company filed its federal income tax return as part of the consolidated return of GE Capital. Under a tax sharing agreement with GE Capital, tax was allocated to the Company based upon its contributions to GE Capital's consolidated net income.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


7. Income Taxes (continued)

The following is a reconciliation of federal income taxes computed at the statutory income tax rate and the provision for federal income taxes:


                                                               Successor                             Predecessor
                                      ----------------------------------------------------------  ----------------
                                                                                Period from          Period from
                                                                                December 18,          January 1,
                                                                                    2003                 2003
                                          Year ended          Year ended           through             through
                                         December 31,        December 31,        December 31,       December 17,
                                             2005                2004                2003               2003
                                      -------------------------------------------------------------------------------
   Income taxes computed on income         $   95,037          $   78,932           $ 2,785           $  86,383
     before provision for Federal
     income taxes, at the statutory
     income tax rate
   State and local income taxes, net
     of Federal income taxes                      453                 479                 -                 844
   Tax effect of:
      Tax-exempt interest                     (31,072)            (28,015)             (979)            (26,112)
      Prior period adjustment                       -                   -                 -              (4,978)
      Other, net                                  690               4,037               (42)               (678)
                                      -------------------------------------------------------------------------------
   Provision for income taxes              $   65,108          $   55,433           $ 1,764           $  55,459
                                      ===============================================================================

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


7. Income Taxes (continued)

The tax effects of temporary differences that give rise to significant portions of the net deferred tax liability at December 31, 2005 and 2004 are presented below:

                                                     2005           2004
                                                   --------------------------
  Deferred tax assets:
     Tax and loss bonds                             $24,375        $10,810
     Loss and loss adjustment expense reserves        6,180          7,472
     AMT credit carryforward                          7,140          8,107
     Property and equipment                              83             55
     Deferred compensation                            1,483            623
     Capital lease                                    2,483          2,539
     Net operating loss on foreign subsidiaries       2,948              -
     Other                                              266            233
                                                   --------------------------
  Total gross deferred tax assets                    44,958         29,839
                                                   --------------------------

  Deferred tax liabilities:
     Contingency reserves                            42,656         18,917
     Unrealized gains on fixed maturity securities,
       available-for-sale                            12,883         29,156
     Deferred acquisition costs                      19,639         11,842
     Premium revenue recognition                     10,359          3,076
     Profit commission                                1,435          2,343
     Foreign currency                                   194          3,117
     Other                                              255            153
                                                   --------------------------
  Total gross deferred tax liabilities               87,421         68,604
                                                   --------------------------
  Net deferred tax liability                        $42,463        $38,765
                                                   ==========================

The net operating losses on foreign subsidiaries of $10,863 as of December 31, 2005 were generated by FGIC Corp.'s United Kingdom subsidiaries. The United Kingdom does not allow net operating losses to be carried back, but does permit them to be carried forward indefinitely. Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 2005 and 2004.

In the opinion of management, an adequate provision has been made for any additional taxes that may become due pending any future examinations by tax authorities.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


8. Reinsurance

Reinsurance is the commitment by one insurance company (the reinsurer) to reimburse another insurance company (the ceding company) for a specified portion of the insurance risks under policies issued by the ceding company in consideration for a portion of the related premiums received. The ceding company typically will receive a ceding commission from the reinsurer.

The Company uses reinsurance to increase its capacity to write insurance for obligations of large, frequent issuers, to meet internal, rating agency or regulatory single risk limits, to diversify risk, and to manage rating agency and regulatory capital requirements. The Company currently arranges reinsurance primarily on a facultative (transaction-by-transaction) basis. Prior to 2003, the Company also had treaty reinsurance agreements, primarily for the public finance business, that provided coverage for a specified portion of the insured risk under all qualifying policies issued during the term of the treaty.

The Company seeks to place reinsurance with financially strong reinsurance companies since, as a primary insurer, the Company is required to fulfill all its obligations to policyholders even where a reinsurer fails to perform its obligations under the applicable reinsurance agreement. The Company regularly monitors the financial condition of its reinsurers. Under most of the Company's reinsurance agreements, the Company has the right to reassume all the exposure ceded to a reinsurer (and receive all the remaining unearned premiums ceded) in the event of a ratings downgrade of the reinsurer or the occurrence of certain other events. In certain of these cases, the Company also has the right to impose additional ceding commissions.

In recent years, some of the Company's reinsurers were downgraded by the rating agencies, thereby reducing the financial benefits of using reinsurance under rating agency capital adequacy models, because the Company must allocate additional capital to the related reinsured exposure. However, the Company still receives regulatory credit for this reinsurance. In connection with such a downgrade, the Company reassumed $0, $4,959, $6,300, and $14,300 of ceded premiums for the years ended December 31, 2005 and 2004, and the periods from December 18, 2003 through December 31, 2003, and January 1, 2003 through December 17, 2003, respectively, from the reinsurers.

Under certain reinsurance agreements, the Company holds collateral in the form of letters of credit and trust agreements. Such collateral totaled $62,394 at December 31, 2005, and can be drawn on in the event of default by the reinsurer.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


8. Reinsurance (continued)

The effect of reinsurance on the balances recorded in the consolidated statements of income is as follows:


                                                           Successor                         Predecessor
                                     ---------------------------------------------------  ---------------
                                                                          Period from       Period from
                                                                          December 18,       January 1,
                                                                             2003               2003
                                         Year ended       Year ended        through           through
                                        December 31,      December 31,    December 31,       December 17,
                                           2005              2004             2003               2003
                                     ---------------------------------------------------------------------

Net premiums earned                        $25,921          $24,173            $1,236          $20,300
Loss and loss adjustment expenses             (416)          (4,759)                -            1,700


9. Loss and Loss Adjustment Expenses

Activity in the reserve for loss and loss adjustment expenses is summarized as follows:


                                                           Successor                         Predecessor
                                     ---------------------------------------------------   --------------
                                                                           Period from      Period from
                                                                           December 18,      January 1,
                                                                              2003              2003
                                         Year ended      Year ended         through           through
                                        December 31,     December 31,     December 31,      December 17,
                                           2005              2004             2003              2003
                                     ---------------------------------------------------------------------

Balance at beginning of period             $39,181          $40,467           $40,224          $47,868
Less reinsurance recoverable                (3,054)          (8,065)           (8,058)          (8,371)
                                     ---------------------------------------------------------------------
Net balance                                 36,127           32,402            32,166           39,497
                                     ---------------------------------------------------------------------
Incurred related to:
  Current period                            23,985           11,756                 -           20,843
  Prior periods                             (5,479)          (5,834)              236          (27,600)
                                     ---------------------------------------------------------------------
Total incurred                              18,506            5,922               236           (6,757)
                                     ---------------------------------------------------------------------

Paid related to:
  Current period                            (1,993)               -                 -                -
  Prior periods                             (1,099)          (2,197)                -             (574)
                                     ---------------------------------------------------------------------
Total paid                                  (3,092)          (2,197)                -             (574)
                                     ---------------------------------------------------------------------

Net balance                                 51,541           36,127            32,402           32,166
Plus reinsurance recoverable                 3,271            3,054             8,065            8,058
                                     ---------------------------------------------------------------------
Balance at end of period                   $54,812          $39,181           $40,467          $40,224
                                     =====================================================================


              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


9. Loss and Loss Adjustment Expenses (continued)

During the year ended December 31, 2005, the increase in incurred expense was primarily related to issuers impacted by Hurricane Katrina. Case reserves and credit watchlist reserves at December 31, 2005 include $8,511 and $13,322, respectively, of estimated losses related to obligations impacted by Hurricane Katrina (see Note 10).

During the year ended December 31, 2004, the increase in incurred expense related to several structured finance transactions of one particular issuer.

During the period from January 1, 2003 through December 17, 2003, the overall decrease in incurred expense was driven by a reduction in reserves previously established on several structured finance transactions of one particular issuer. In addition, prior to the closing of the Transaction, rather than watchlist reserves, the Company established portfolio reserves based upon the aggregate average net par outstanding of the Company's insured mortgage-backed securities portfolio.

10. Hurricane Katrina

At December 31, 2005, the Company insured public finance obligations with a net par in force ("NPIF") of approximately $4,011,871 in locations impacted by Hurricane Katrina. Approximately $2,023,315 of these obligations relate to locations designated by the U.S. Federal Emergency Management Administration ("FEMA") as eligible for both public and individual assistance ("FEMA-dual designated locations"); the remainder, or $1,988,556, of these obligations relate to locations designated by FEMA as eligible for individual assistance only. The Company believes that insured obligations in FEMA-dual designated locations are more likely to be impaired than obligations eligible for individual assistance only. Consequently, since the occurrence of Hurricane Katrina, the Company has focused its portfolio surveillance efforts related to Hurricane Katrina on evaluating its insured public finance obligations in the FEMA-dual designated locations. These FEMA-dual designated locations consist primarily of counties and parishes in Alabama, Mississippi and Louisiana.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


10. Hurricane Katrina (continued)

As a result of this evaluation, the Company placed insured public finance obligations with an NPIF totaling $979,153 on its credit watchlist of which reserves were recorded on obligations with an NPIF of $585,303. These obligations relate to locations in the Parish of Orleans (in which New Orleans is located) and the immediately surrounding parishes. At December 31, 2005, the Company recorded case reserves of $8,511, watchlist reserves of $13,322 and estimated reinsurance recoverables of $1,740 related to insured public finance obligations placed on the credit watchlist. The case reserves of $8,511 relate to an investor-owned utility, for which the Company has insured public finance obligations with an NPIF of $75,000, that has entered into bankruptcy proceedings. The watchlist reserves of $13,322 were based on management's assessment that the associated insured public finance obligations have experienced impairment due to diminished revenue sources. The NPIF for the insured public finance obligations for which watchlist reserves of $13,322 have been established totals $510,303. The $510,303 (a subset of the $979,153) is supported by the revenue sources below:

                                             Net Par
       Revenue Source                       in Force
-------------------------------------- --------------------
General obligation                          $  90,079
Hotel tax                                     165,000
Sales tax                                     117,141
Municipal utility                             119,657
Public higher education                        18,426
                                       --------------------
Total                                        $510,303
                                       ====================

Given the unprecedented nature of the events and magnitude of damage in the affected areas, the loss reserves were necessarily based upon estimates and subjective judgments about the outcome of future events, including without limitation the amount and timing of any future federal and state aid. The loss reserves will likely be adjusted as additional information becomes available, and such adjustments may have a material impact on future results of operations. However, the Company believes that the losses ultimately incurred as result of Hurricane Katrina will not have a material impact on the Company's consolidated financial position.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


10. Hurricane Katrina (continued)

For the year ended December 31, 2005, the Company paid claims totaling $5,910 related to insured public finance obligations impacted by Hurricane Katrina. During 2005, the Company subsequently received reimbursements of $4,855 for these claims payments.

The Company's structured finance insured portfolio was not significantly impacted by Hurricane Katrina, reflecting the geographic diversification of the credits comprising the insured structured finance obligations.

11. Related Party Transactions

Prior to the Transaction, the Company had various service agreements with subsidiaries of General Electric Company and GE Capital. These agreements provided for the payment by the Company of certain payroll and office expenses, investment fees pertaining to the management of the Company's investment portfolio and telecommunication service charges. In addition, as part of the Transaction, the Company entered into a transitional services agreement under which GE Capital continued to provide certain administrative and support services, in exchange for certain scheduled fees during the 12 months following the date of the agreement. Approximately $0, $179, $0 and $1,600 in expenses were incurred during the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively, related to such agreements and are reflected in the accompanying consolidated financial statements.

At the end of the first quarter of 2004, the Company transferred investment management services from GE Capital to Blackrock Financial Management, Inc. and Wellington Management Company, LLP.

In connection with the Transaction, the Company entered into a capital lease agreement with a subsidiary of GE Capital. The lease agreement covers leasehold improvements made to the Company's headquarters as well as furniture and fixtures, computer hardware and software used by the Company (see Note 17).

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


11. Related Party Transactions (continued)

In connection with the Transaction, FGIC entered into a $300,000 soft capital facility, with GE Capital as lender and administrative agent. The soft capital facility, which replaced the capital support facility that FGIC previously had with GE Capital, had an initial term of eight years. FGIC paid GE Capital $1,132 and $70 under this agreement for the year ended December 31, 2004 and the period from December 18, 2003 through December 31, 2003, respectively. This agreement was terminated by FGIC in July 2004 and was replaced by a new soft capital facility (see Note 15).

The Company also insures certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $3, $6, $0 and $20 for the year ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively. As of December 31, 2005, par outstanding on these deals before reinsurance was $6,142. Issues sponsored by affiliates of GE accounted for approximately 1% of gross premiums written in 2003.

During 2005 FGIC, in the normal course of operations, entered into reinsurance transactions with PMI-affiliated companies. Ceded premiums were $582 for the year ended December 31, 2005 and accounts payable due to PMI were $102 at December 31, 2005.

As of December 31, 2005 and 2004, there were no receivables due from GE Capital.

During 2005 and 2004, the Company allocated certain overhead costs to FGIC Corp. which amounted to $540 and $317, respectively.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


12. Compensation Plans

All employees of the Company participate in an incentive compensation plan. In addition, the Company offers a deferred compensation plan for eligible employees. Expenses incurred by the Company under compensation plans amounted to $21,824, $15,493, $3,996, and $10,087 for the years ended December 31, 2005 and
2004 and for the periods from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003, respectively, and are reflected in the accompanying consolidated financial statements. During 2005 and 2004, compensation increased primarily due to an increase in employee headcount. For 2003, compensation for certain employees was part of an allocation of expenses of affiliates and was therefore recorded as an allocated expense rather than compensation expense. In 2005 and 2004, these expenses were directly recorded by the Company. In 2003, compensation levels were driven in part by Transaction-related costs, including retention bonuses and sign-on bonuses to new hires post-acquisition.

Commencing effective January 1, 2004, the Company has offered a defined contribution savings plan under Section 401(k) of the Internal Revenue Code. This plan covers substantially all employees who meet minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pre-tax basis (for 2005, up to $14 for employees under age 50, plus an additional "catch up" contribution of up to $4 for employees 50 and older). The Company may also make discretionary contributions to the plan on behalf of employees. The Company contributed $3,429 and $2,532 to the plan on behalf of employees for the years ended December 31, 2005 and 2004, respectively.

13. Dividends

Under New York insurance law, the Company may pay dividends to FGIC Corp. only from earned surplus, subject to the following limitations: (a) statutory surplus after any dividend may not be less than the minimum required paid-in capital, which was $72,500 in 2005, 2004 and 2003, and (b) dividends may not exceed the lesser of 10% of the Company's surplus or 100% of adjusted net investment income, as defined by New York insurance law, for the twelve-month period ended on the preceding December 31, without the prior approval of the New York State Superintendent of Insurance.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


13. Dividends (continued)

During the years ended December 31, 2005 and 2004 and for the period from December 18, 2003 through December 31, 2003, the Company did not declare and pay dividends. During the period from January 1, 2003 through December 17, 2003, the Company declared and paid dividends to FGIC Corp. of $284,300. These dividends were approved by the New York State Superintendent of Insurance.

14. Revolving Credit Facility

During December 2005, FGIC Corp. and the Company entered into a $250,000 senior unsecured revolving credit facility that matures on December 11, 2010. The facility is provided by a syndicate of banks and other financial institutions led by JPMorgan Chase, as administrative agent and sole lead arranger. In connection with the facility, $150 in syndication costs was prepaid and will be amortized into income over the term of the facility. The facility replaced a similar one-year facility that matured in December 2005. No draws have been made under either facility.

15. Preferred Trust Securities

On July 19, 2004, the Company closed a $300,000 facility, consisting of Money Market Committed Preferred Custodial Trust Securities ("CPS Securities"). This facility replaced a $300,000 "Soft Capital" facility previously provided by GE Capital. Under the new facility, each of six separate newly organized Delaware trusts (the "Trusts"), issues $50,000 in perpetual CPS Securities on a rolling 28-day auction rate basis. Proceeds from these securities are invested in high quality, short-term securities and are held in the respective Trusts. Each Trust is solely responsible for its obligations and has been established for the purpose of entering into a put agreement with the Company, which obligates the Trusts, at the Company's discretion, to purchase perpetual Preferred Stock of the Company. In this way, the program provides capital support to the Company by allowing it to obtain immediate access to new capital at its sole discretion at any time through the exercise of the put options. In connection with the establishment of the Trusts, the Company incurred $4,638 of expenses which is included in other operating expenses for the year ended December 31, 2004. The Company recorded expenses for the right to put its shares to the Trusts of $1,806 and $905 for the years ended December 31, 2005 and 2004, respectively.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


16. Financial Instruments

 (a)  Fair Value of Financial Instruments

      The following methods and assumptions were used by the Company in estimating the fair values of financial instruments:

      Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values are estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the consolidated balance sheets and in Note 5.

      Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

      Cash and Cash Equivalents, Accrued Investment Income, Prepaid Expenses and Other Assets, Receivable from Related Parties, Ceded Reinsurance Balances Payable, Accounts Payable and Accrued Expenses and Payable for Securities
      Purchased: The carrying amounts of these items approximate their fair values.

      The estimated fair values of the Company's financial instruments at December 31, 2005 and 2004 were as follows:


                                                         2005                         2004
                                             ----------------------------------------------------------
                                             ----------------------------------------------------------
                                             Carrying Amount     Fair        Carrying        Fair
                                                                 Value        Amount         Value
                                             ----------------------------------------------------------
         Financial assets:
            Cash on hand and in-demand
              accounts                        $    45,077     $   45,077    $    69,292   $   69,292
            Short-term investments                159,334        159,334        140,473      140,473
            Fixed maturity securities           3,258,738      3,258,738      2,938,856    2,938,856


      Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, loss and loss adjustment expense reserves and prepaid reinsurance premiums. Estimated fair values of these guaranties are based on an estimate of the balance that is necessary to bring the future returns for the Company's embedded book of business to a market return. The estimated fair values of such financial guaranties was $1,098,165 compared to a carrying value of $1,099,045 as of December 31, 2005, and is $965,992 compared to a carrying value of $936,334 as of December 31, 2004.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


16. Financial Instruments (continued)

      As of December 31, 2005 and 2004, the net present value of future installment premiums was approximately $393,000 and $192,000, respectively, both discounted at 5%.

      Derivatives: For fair value adjustments on derivatives, the carrying amount represents fair value. The Company uses quoted market prices when available, but if quoted market prices are not available, management uses internally developed estimates.

(b)   Concentrations of Credit Risk

      The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged to secure payment of securities under varying economic scenarios, and underlying levels of protection such as insurance or over-collateralization.

      In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guaranty be provided for a term of the obligation issued by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

      As of December 31, 2005, the Company's total outstanding principal insured was $275,327,000, net of reinsurance of $22,711,000. The Company's insured portfolio as of December 31, 2005 was broadly diversified by geographic and bond market sector, with no single obligor representing more than 1% of the Company's insured principal outstanding, net of reinsurance. The insured portfolio includes exposure under credit derivatives. The par written for credit derivatives was $15,640,000 at December 31, 2005.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


16. Financial Instruments (continued)

      As of December 31, 2005, the composition of principal insured by type of issue, net of reinsurance, was as follows:

                                                 Net Principal
                                                  Outstanding
                                             ----------------------
            Municipal:
              Tax supported                     $    134,762,000
              Water and sewer                         34,859,000
              Healthcare                               4,216,000
              Transportation                          24,956,000
              Education                                9,939,000
              Housing                                  1,234,000
              Other                                    5,153,000
            Non-municipal and international           60,208,000
                                             ----------------------
            Total                               $    275,327,000
                                             ======================

      As of December 31, 2005, the composition of principal insured ceded to reinsurers was as follows:

                                                Ceded Principal
                                                  Outstanding
                                             -----------------------
          Reinsurer:
            Radian Reinsurance Company          $      7,808,000
            Ace Guaranty Inc.                          6,367,000
            American Re-Insurance Company              2,231,000
            RAM Reinsurance Company                    2,024,000
            Other                                      4,281,000
                                             -----------------------
          Total                                 $     22,711,000
                                             =======================

      The Company did not have recoverables in excess of 3% of stockholders' equity from any single reinsurer.

      The Company's insured gross and net principal and interest outstanding was $472,161,000 and $433,587,000, respectively, as of December 31, 2005.

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


16. Financial Instruments (continued)

      FGIC is authorized to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the U.S. Virgin Islands and in the United Kingdom. Principal insured outstanding at December 31, 2005 by state, net of reinsurance, was as follows:

                                  Net Principal
                                   Outstanding
                                                      ----------------------

California                                              $     32,882,000
New York                                                      21,265,000
Pennsylvania                                                  15,952,000
Florida                                                       15,483,000
Illinois                                                      13,049,000
Texas                                                         12,223,000
New Jersey                                                    10,883,000
Michigan                                                       8,311,000
Ohio                                                           6,903,000
Washington                                                     6,359,000
                                                      ----------------------
                                                             143,310,000

All other states                                              71,809,000
Mortgage and asset-backed                                     54,262,000
International                                                  5,946,000
                                                      ----------------------
Total                                                   $    275,327,000
                                                      ======================

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


17. Commitments

The Company leases office space and equipment under operating lease agreements in the United States and the United Kingdom. Rent expense under operating leases for the years ended December 31, 2005 and 2004 and for the period from December 18, 2003 through December 31, 2003 and January 1, 2003 through December 17, 2003 was $3,631, $3,070, $90, and $3,210, respectively. Future payments associated with these leases are as follows:

                                             Operating Lease
                                               Commitment
                                                 Amount
                                         ------------------------
Year:
   2006                                          $  3,141
   2007                                             3,119
   2008                                             1,968
   2009                                               412
   2010                                               412
   2011 and thereafter                              1,496
                                         ------------------------
Total minimum future rental payments              $10,548
                                         ========================

In connection with the Transaction, the Company entered into a capital lease with a related party (an affiliate of GE Capital), covering leasehold improvements and computer equipment to be used at its headquarters. At the lease termination date of June 30, 2009, the Company will own the leased equipment. Future payments associated with this lease are as follows:

                                            Operating Lease
                                              Commitment
                                                Amount
                                        ------------------------
Year ending December 31:
   2006                                           $1,570
   2007                                            1,545
   2008                                            1,391
   2009                                              265
                                        ------------------------
Total                                              4,771
Less interest                                        509
                                        ------------------------
Present value of minimum lease payments           $4,262
                                        ========================

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


18. Comprehensive Income

Accumulated other comprehensive (loss) income of the Company consists of net unrealized gains on investment securities, foreign currency translation adjustments, and a cash flow hedge. The components of other comprehensive income for the years ended December 31, 2005 and 2004 and for the periods from December 18, 2003 through December 31, 2003, and January 1, 2003 through December 17, 2003 are as follows:


                                                          Year ended December 31, 2005
                                                    ------------------------------------------
                                                       Before         Tax          Net of
                                                        Tax                          Tax
                                                       Amount                      Amount
                                                    ------------------------------------------

Unrealized holding losses arising during the year     $  (36,050)   $  12,566      $ (23,484)
Less reclassification adjustment for gains realized
   in net income                                            (101)          35            (66)
                                                    ------------------------------------------
Unrealized losses on investments                         (36,151)      12,601        (23,550)
Foreign currency translation adjustment                   (8,454)       2,922         (5,532)
                                                    ------------------------------------------
Total other comprehensive loss                        $  (44,605)   $  15,523      $ (29,082)
                                                    ==========================================

                                                          Year ended December 31, 2004
                                                    ------------------------------------------
                                                       Before         Tax          Net of
                                                        Tax                          Tax
                                                       Amount                      Amount
                                                    ------------------------------------------

Unrealized holding gains arising during the year      $  14,928     $  (5,225)     $   9,703
Less reclassification adjustment for gains realized
   in net income                                           (559)          196           (363)
                                                    ------------------------------------------
Unrealized gains on investments                          14,369        (5,029)         9,340
Foreign currency translation adjustment                   6,286        (2,200)         4,086
                                                    ------------------------------------------
Total other comprehensive income                      $  20,655     $  (7,229)     $  13,426
                                                    ==========================================


              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


18. Comprehensive Income (continued)


                                                      Period from December 18, 2003 through
                                                                December 31, 2003
                                                    ------------------------------------------
                                                       Before         Tax          Net of
                                                        Tax                          Tax
                                                       Amount                      Amount
                                                    ------------------------------------------

Unrealized holding gains arising during the period       $3,168       $(1,109)       $2,059
Less reclassification adjustment for gains realized
   in net income                                              -             -             -
                                                    ------------------------------------------
Unrealized gains on investments                           3,168        (1,109)        2,059
                                                    ------------------------------------------
Total other comprehensive income                         $3,168       $(1,109)       $2,059
                                                    ==========================================

                                                           Period from January 1, 2003
                                                            through December 17, 2003
                                                    ------------------------------------------
                                                        Before         Tax          Net of
                                                        Tax                          Tax
                                                       Amount                      Amount
                                                     ------------------------------------------

Unrealized holding gains arising during the period   $   30,853    $  (10,798)    $   20,055
Less reclassification adjustment for gains realized
   in net income                                        (31,506)       11,027        (20,479)
Unrealized losses on investments                           (653)          229           (424)
Foreign currency translation adjustment                   6,565        (2,298)         4,267
                                                    ------------------------------------------
Total other comprehensive income                     $    5,912    $   (2,069)    $    3,843
                                                    ==========================================

              Financial Guaranty Insurance Company and Subsidiaries

             Notes to Consolidated Financial Statements (continued)


                (Dollars in thousands, except per share amounts)


19. Quarterly Financial Information (Unaudited)


                                                        Three months ended                    Year ended
                                     ------------------------------------------------------
                                        March 31,      June 30,   September 30, December 31, December 31,
                                          2005           2005          2005         2005         2005
                                     ----------------------------------------------------------------------
Gross premiums written                   $84,404       $131,335       $96,787      $97,676      $410,202
Net premiums written                      82,609        113,305        92,331       92,809       381,054
Net premiums earned                       52,633         61,907        54,794       55,235       224,569
Net investment income and net
realized gains                            27,558         28,389        30,117       31,109       117,173
Other income (expense)                       426             90           402         (323)          595
Total revenues                            80,617         90,386        85,313       86,021       342,337
Losses and loss adjustment expenses       (2,611)        (3,066)       20,693        3,490        18,506
Income before taxes                       71,100         81,377        48,783       70,274       271,534
Net income                                53,306         59,992        39,407       53,721       206,426

                                                        Three months ended                    Year ended
                                     ------------------------------------------------------
                                        March 31,      June 30,   September 30, December 31, December 31,
                                          2004           2004          2004         2004         2004
                                     ----------------------------------------------------------------------
Gross premiums written                   $56,395       $106,457       $87,869      $72,854      $323,575
Net premiums written                      53,649        105,645        87,072       67,512       313,878
Net premiums earned                       31,202         53,151        49,760       40,836       174,949
Net investment income and net
realized gains                            24,198         22,611        24,466       26,993        98,268
Other income (expense)                       317            240           117           62           736
Total revenues                            55,717         76,002        74,343       67,891       273,953
Losses and loss adjustment expenses          664         (1,070)        6,725         (397)        5,922
Income before taxes                       48,208         64,839        56,713       55,759       225,519
Net income                                38,304         48,393        41,954       41,435       170,086
